UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 11, 2015

 Roka Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(908) 605-4700
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On November 11, 2015, Roka Bioscience, Inc. (the "Company" or "Roka") issued a press release announcing its financial results for the quarter ended September 30, 2015. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.
The information in this Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Financial Officer
On November 11, 2015, Roka announced that Steven Sobieski will resign from his position as Chief Financial Officer effective November 12, 2015. Mr. Sobieski will continue his association with the Company as a Senior Advisor to support the transition to a new Chief Financial Officer.
Appointment of New Chief Financial Officer
On November 11, 2015, the Company announced the appointment of Lars Boesgaard, age 46, as the Company’s new Chief Financial Officer effective November 12, 2015.
Mr. Boesgaard joined Roka in October 2009 as Controller and was promoted to Vice President, Finance in January 2012. Previously from 2007 to 2009, Mr. Boesgaard served as Vice President, Finance at Insulet Corporation (NASDAQ:PODD). From 2004 to 2007, he was Senior Director, Financial Services at Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN). From 2000 to 2004, Mr. Boesgaard served in various financial roles at The Nielsen Company. From 1995 to 2000, he served in various financial roles at Novo Nordisk A/S (NYSE:NVO). Mr. Boesgaard earned a Bachelor of Science degree from Copenhagen Business School and a Masters in Business Administration from Western University in London, Ontario.
The Company and Mr. Boesgaard are party to an employment agreement dated July 1, 2012. The employment agreement provides for “at will” employment. Mr. Boesgaard currently receives a base salary of $208,750, which is subject to periodic adjustment by the chief executive officer, the board or the compensation committee. Mr. Boesgaard is also eligible for an annual bonus with a target amount of 25% of his base salary, based on the achievement of certain individual and/or corporate performance targets established by the board or compensation committee. The actual amount of such bonus will be determined annually based upon individual and/or corporate achievement of certain performance targets, as determined by the compensation committee, in its reasonable discretion. Mr. Boesgaard is eligible to participate in employee benefit plans generally available to the Company’s employees, subject to the terms of those plans.
In the event of termination for good reason or without cause, as described below, subject to the execution and non-revocation of a release agreement, resignation from any and all positions and return of all company property, Mr. Boesgaard will be entitled to receive (i) the amount of his accrued but unpaid salary, earned but unpaid bonus, and any accrued but unused vacation as of the date of termination, (ii) reimbursement of any expenses properly incurred on the Company’s behalf prior to any such termination and not yet reimbursed, (iii) continuation of his base salary for a period of nine months after the effective date of termination and (iv) continuation of group health plan benefits, with the cost of such benefits shared in the same relative proportion by the Company and Mr. Boesgaard until the earlier of (x) nine months after termination and (y) the date Mr. Boesgaard becomes eligible for benefits through another employer.
Under Mr. Boesgaard’s employment agreement, the terms below are generally defined as follows:
“cause” means: (i) the conviction of, or plea of guilty or no contest to a felony or a crime involving dishonesty or theft; (ii) commission a fraudulent, dishonest or illegal act the executive (iii) acts of gross negligence or gross misconduct by the executive; (iv) willful violation of a federal state or local law or regulation applicable to the Company’s business; (v) material and uncured violation of the company’s policies and procedures; (vi) material and uncured failure to satisfactorily perform executive’s duties; (vii) executive’s breach of the terms the confidentiality, inventions and non-interference agreement; and (viii) executive’s uncured breach of the employment agreement or related agreements with the Company; and
“good reason” means that the employee has complied with the appropriate notice procedures following the occurrence of any of the following without the employee’s advance written consent: (i) a reduction in the employee’s base salary that is not pursuant to a salary reduction program affecting substantially all senior level employees or (ii) a change in the employee’s principal office location of more than fifty (50) miles.
Mr. Boesgaard has entered into a standard form agreement with respect to confidential information, assignment of inventions, non-solicitation and non-interference restrictions. Among other things, this agreement obligates Mr. Boesgaard to refrain from disclosing any of the Company’s proprietary information received during the course of employment, to assign to the Company any inventions conceived or developed during the course of employment, to refrain from soliciting or hiring any of the Company’s employees, consultants or independent contractors for a period of one year after the termination of such executive’s employment and to refrain from engaging in a competitive business for a period of one year after the termination of such executive’s employment.
The description of the employment agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as an exhibit this current report on Form 8-K.
Item 7.01. Regulation FD Disclosure.
On November 11, 2015, the Company issued a press release announcing the appointment of Lars Boesgaard as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.2 hereto. In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement, dated July 1, 2012, by and between Roka Bioscience, Inc. and Lars Boesgaard.
99.1	Press Release issued by Roka Bioscience, Inc., dated November 11, 2015, furnished herewith.
99.2	Press Release issued by Roka Bioscience, Inc. dated November 11, 2015, furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2015	ROKA BIOSCIENCE, INC.

	By:	/s/ Steven T. Sobieski
Steven T. Sobieski
Senior Vice President and Chief Financial Officer